                                                                Exhibit 10.18(c)

                            THIRD AMENDMENT OF LEASE

     THIS AGREEMENT dated as of March 31, 2000, between EASTVIEW HOLDING, LLC, a Delaware limited liability company, having an address at c/o LCOR Asset Management, L.P., One Penn Plaza, Suite 3310, New York, New York 10119 ("Landlord"), and EMISPHERE TECHNOLOGIES, INC., a Delaware corporation, having
----------
an address at 765 Old Saw Mill River Road, Tarrytown, New York 10591 ("Tenant").
                                                                       ------

                                 W I T N E S S E T H:

     WHEREAS, Landlord's predecessor-in-interest and Tenant entered into a Lease dated as of March 31, 1997 (the "Original Lease"), for certain premises shown on
                                 --------------
Exhibit A of the Original Lease (the "Original Premises") in the Linde Building
                                      -----------------
(765 Old Saw Mill River Road) (the "Linde Building") and the Spine Building (777
                                    --------------
Old Saw Mill River Road) (the "Spine Building") located within the project known
                               --------------
as The Landmark at Eastview, in the Towns of Mt. Pleasant and Greenburgh, New York, as the Original Lease was amended by the Amendment of Lease dated as of January 31, 1999 (the "First Amendment"), and as further amended by the Second
                       ---------------
Amendment of Lease (Partial Termination and Surrender Agreement) dated as of the date hereof (the "Second Amendment") ( as amended, the "Lease");
                  ----------------                      -----

     WHEREAS, the First Amendment of Lease added approximately 2359 rentable square feet of space in the mezzanine level of the Linde Building (the "Mezzanine Space") to the Original Premises;
----------------

     WHEREAS, the Second Amendment of Lease will terminate the Lease with respect to the entire Mezzanine Space as of the date upon which Tenant vacates and surrenders the Mezzanine Space in the condition required under the Second Amendment and in accordance with the other terms of the Second Amendment, which date Tenant agrees shall not be later than December 31, 2000;

     WHEREAS, Landlord and Tenant desire to amend the Lease to add the following additional premises to the Original Premises and otherwise amend the Lease, all on the terms and conditions provided in this Agreement:

          (i) approximately 17,045 rentable square feet of space on the second floor of the Linde Building substantially as shown hatched on the floor plan annexed hereto as Schedule A-1 (the "Additional Premises No. 1");
                            ------------       -------------------------

          (ii) approximately 13,912 rentable square feet of space on the G level of the Spine Building substantially as shown hatched on the floor plan annexed hereto as Schedule A-2 (the "Additional Premises No. 2");
                            ------------       -------------------------

          (iii) approximately 2,056 rentable square feet of space on the G level of the Spine Building substantially as shown hatched on the floor plan annexed hereto as Schedule A-3 (the "Additional Premises No. 3"); and
                            ------------       -------------------------

          (iv) approximately 7,888 rentable square feet of space on the G level of the Spine Building substantially as shown hatched on the floor plan annexed hereto as Schedule A-4 (the "Additional Premises No. 4");
                       ------------       -------------------------

     (Additional Premises No. 1, Additional Premises No. 2, Additional Premises No. 3, and Additional Premises No. 4 are hereinafter collectively referred to as, the "Additional Premises").
                 -------------------

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, Landlord and Tenant agree as follows:

     1.  Capitalized Terms.  All capitalized terms used in this Agreement which
         -----------------
are not otherwise defined herein shall have the meanings ascribed to them in the Lease.

     2.  Commencement Dates for the Additional Premises.
         ----------------------------------------------

          (i) The Additional Premises No. 1 is hereby added to, and shall be considered a part of, the Original Premises effective on January 1, 2001 or the date Tenant or any person claiming under or through Tenant first occupies the Additional Premises No. 1 for the conduct of its business, whichever occurs earlier (the "Additional Premises No. 1 Commencement Date").
              -------------------------------------------

          (ii) The Additional Premises No. 2 is hereby added to, and shall be considered a part of, the Original Premises effective on October 15, 2000 or the date Tenant or any person claiming under or through Tenant first occupies the Additional Premises No. 2 for the conduct of its business, whichever occurs earlier (the "Additional Premises No. 2 Commencement Date").
              -------------------------------------------

          (iii) The Additional Premises No. 3 is hereby added to, and shall be considered a part of, the Original Premises effective on January 1, 2001 or the date Tenant or any person claiming under or through Tenant first occupies the Additional Premises No. 3 for the conduct of its business, whichever occurs earlier (the "Additional Premises No. 3 Commencement Date").
              -------------------------------------------

          (iv) The Additional Premises No. 4 is hereby added to, and shall be considered a part of, the Original Premises effective on May 1, 2001 or the date Tenant or any person claiming under or through Tenant first occupies the Additional Premises No. 4 for the conduct of its business, whichever occurs earlier (the "Additional Premises No. 4 Commencement Date").
              -------------------------------------------
The commencement dates for Additional Premises No. 1, Additional Premises No. 2, Additional Premises No. 3, and Additional Premises No. 4 are hereinafter collectively referred to as, the respective "Commencement Dates").
                                             ------------------

     The leasing of the Additional Premises shall be upon all of the terms, conditions and provisions of the Lease, except as otherwise provided in this Agreement. After the respective Commencement Dates, all references in the Lease to the "Premises" or the "demised premises" shall be deemed to include the Additional Premises (or the portion thereof for which the commencement date has occurred), unless the context requires otherwise and except as otherwise provided in this Agreement. Landlord and Tenant confirm that the Expiration Date under the Lease is August 31, 2007 (subject to Tenant's options to extend the Lease under Article 42 of the Lease).

     3.  Condition of Additional Premises.  Tenant shall accept possession of
         --------------------------------
the Additional Premises in "as is" condition on the respective Commencement Dates and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Additional

Premises for Tenant's occupancy. The taking of occupancy of the whole or any part of the Additional Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Additional Premises and the Building were in good and satisfactory condition at the time such occupancy was so taken and that the Additional Premises were substantially as shown on Schedules A-1, A-2, A-3 and A-4.
                          --------------------------------


     4.  License Period.  Landlord shall permit Tenant and Tenant's contractors
         --------------
to enter the Additional Premises during the period from and after (i) the date hereof (with respect to the Additional Premises No. 1, the Additional Premises No. 2 and the Additional Premises No. 3) and (ii) August 15, 2000 (with respect to the Additional Premises No. 4) until the respective Commencement Dates (the "License Periods"), for purposes of taking measurements and, after Landlord
----------------
shall have approved Tenant's plans and specifications therefor, to perform the Alterations necessary to prepare the Additional Premises for Tenant's initial occupancy in conformance with Article 12 of the Lease (collectively "Tenant's
                                                                     --------
Initial Alterations").  Landlord's review of the plans shall be done in
-------------------
accordance with Article 12 of the Lease, except, for purposes of this Agreement only, (a) Tenant shall not be required to pay for Landlord's costs or expenses to review Tenant's plans and (b) Landlord shall complete its review of Tenant's plans (or any revision thereof) within five Business Days after the date such
plans were delivered to Landlord.   Notwithstanding the foregoing in this
Paragraph 4, Tenant shall have the right to access the Additional Premises No. 4 during Business Hours after the date hereof for purposes of taking measurements only, provided Tenant shall have given reasonable advance notice to Landlord and the tenant occupying such space (which notice may be verbal). During the respective License Periods, Tenant shall, in addition to such other requirements as are set forth in this Paragraph 4, comply, and cause any and all of its
                         -----------
agents, contractors, employees or invitees (collectively, "Persons Within
                                                           --------------
Tenant's Control") to comply with all of the other terms, covenants and
----------------
obligations on the part of Tenant to be kept, observed and performed pursuant to the Lease, as amended by this Agreement, except that Tenant shall not be required to pay with respect to the Additional Premises only, Fixed Rent, the Tax Payment or the Operating Payment during the respective License Periods. Prior to any entry permitted under this Paragraph 4 (an "Early Entry"), Tenant
                                         -----------      -----------
shall provide Landlord with such proof as Landlord may reasonably require that all persons entering upon the Additional Premises are covered by the insurance required under Article 10 of the Original Lease. Tenant shall be liable for any and all damages and liability resulting from any Early Entry, and, as an express condition of any Early Entry, Tenant shall indemnify and hold Landlord harmless from and against any and all claims, liability, cost and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising from or in connection with any Early Entry by Tenant or Persons Within Tenant's Control in the Additional Premises. During the respective License Periods, Tenant shall pay Landlord's charges for such items for which Tenant is separately billed under the Lease, including, without limitation, HVAC Electric and Basic Electric used within the Additional Premises, and extra cleaning services required as a result of Tenant's Initial Alterations. Such charges and items shall be payable to Landlord within thirty (30) days after demand. In addition to the foregoing payments, commencing on January 1, 2001 and ending on the Additional Premises No. 4 Commencement Date, Tenant shall pay to Landlord, as an Additional Charge, $2,000 per month for maintenance and engineering work performed by Landlord. Upon completion of the Tenant's Initial Alterations (or any phase thereof) Tenant shall deliver "as built" plans to Landlord. In the event Tenant does not obtain final "as built" plans, Tenant shall deliver to Landlord a copy of Tenant's contractor's final marked plans.

     5.  Landlord's Contribution for the Additional Premises No. 1.  In
         ---------------------------------------------------------
consideration of Tenant's acceptance of the Additional Premises No. 1 "as is", and of Tenant's performance of the Tenant's Initial Alterations with respect thereto in conformance with the terms of the Lease and Paragraph 4 above,
                                                       -----------
Landlord shall pay up to but not in excess of an amount equal to $337,368 ("Landlord's Contribution") for Tenant's actual costs of performing or
-------------------------
installing the Tenant's Initial Alterations to the Additional Premises No. 1. For purposes of the preceding sentence, actual costs of performing or installing Tenant's Initial Alterations shall include all so-called "hard" construction costs and "soft" construction costs, such as costs and fees for design and engineering and Tenant's professional and construction consultants ("Soft
                                                                     ----
Costs"). Tenant shall submit to Landlord a line item budget setting forth estimated construction costs and Soft Costs prior to commencement of the Tenant's Initial Alterations. Provided that there shall not then be existing a Tenant default beyond any notice and grace period provided under the Lease, Landlord shall pay for such costs by paying the contractors, suppliers or consultants designated by Tenant or by reimbursing Tenant (at Tenant's option) from time to time during the progress of the Tenant's Initial Alterations (but not more than once per month) within 30 days after receipt from Tenant of (i) supporting documentation therefor approved by Tenant, accompanied by a certification of the architect supervising the work (for work covered by such architect's design), stating that the portion of the work for which Tenant is applying for payment has been completed substantially in accordance with the plans and specifications approved by Landlord, (ii) itemized bills for labor and materials constituting portions of the Tenant's Initial Alterations submitted by the contractors, suppliers or consultants of the services or materials rendered (and where Tenant elects to be reimbursed, such bills shall have been marked "paid" by the contractor, supplier or consultant) and (iii) waivers of liens evidencing the payment for any prior work performed and materials supplied for which Tenant previously applied for payment, executed and acknowledged by the contractors, suppliers and consultants which are entitled by statute to file mechanics liens.. Notwithstanding anything to the contrary contained in this Paragraph 5, if, at the time Landlord's Contribution is required to be made,
-----------
Tenant is in arrears in the payment of Fixed Rent or Additional Charges, then Landlord may offset the amount of such arrearages against the payment due from Landlord under this Paragraph 5.
                    -----------

     6.  Fixed Rent.
         ----------

          (a)  Additional Premises No. 1.  Effective on the Additional Premises
               -------------------------
No. 1 Commencement Date, the Fixed Rent under the Lease shall be increased by the following sums on account of the Additional Premises No. 1:

               (i)  $351,836.00 per annum ($29,319.67 per month) from the
                    Additional Premises No. 1 Commencement Date through the day preceding the fifth anniversary of the Commencement Date; and

               (ii) $359,554.00 per annum ($29,962.83 per month) from the fifth anniversary of the Commencement Date through the Expiration Date.

          (b)  Additional Premises No. 2.  Effective on the Additional Premises
               -------------------------
No. 2 Commencement Date, the Fixed Rent under the Lease shall be increased by $319,976.00 per annum ($26,664.67 per month) on account of the Additional Premises No. 2.

          (c)  Additional Premises No. 3.  Effective on the Additional Premises
               -------------------------
No. 3 Commencement Date, the Fixed Rent under the Lease shall be increased by $45,232.00 per annum ($3,769.33 per month) on account of the Additional Premises No. 3.

          (d)  Additional Premises No. 4.  Effective on the Additional Premises
               -------------------------
No. 4 Commencement Date, the Fixed Rent under the Lease shall be increased by $173,954.00 per annum ($14,461.33 per month) on account of the Additional Premises No. 4.

          (e) Fixed Rent for a partial month shall be prorated on a per diem basis.

          (f) Notwithstanding anything to the contrary in the Lease, with respect to the entire Premises, Tenant shall pay to Landlord (i) all Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the term of the Lease and (ii) Additional Charges in lawful money of the United States of America, without notice or demand, either by (A) good and sufficient check drawn to Landlord's order on a bank or trust company with an office in the State of New York, at Eastview Holdings LLC, c/o First Union National Bank, P.O. Box 8500-4985, Philadelphia, Pennsylvania, 19178-4985, or (B) wire transfer to the following account: First Union National Bank, ABA No. 031-201-467, Account No. 2000003297504 for credit to CDC Mortgage Capital Inc., as Mortgagee of Eastview Holdings LLC, or at such other place, or to Landlord's agent and at such other place, as Landlord may designate from time to time.

     7.  Tenant's Proportionate Share.
         ----------------------------

          (a)  Additional Premises No. 1.  Effective on the Additional Premises
               -------------------------
No. 1 Commencement Date, Tenant's Proportionate Share shall be increased on account of the Additional Premises No. 1 by an amount equal to 2.31%.

          (b)  Additional Premises No. 2.  Effective on the Additional Premises
               -------------------------
No. 2 Commencement Date, Tenant's Proportionate Share shall be increased on account of the Additional Premises No. 2 by an amount equal to 1.88%.

          (c)  Additional Premises No. 3.  Effective on the Additional Premises
               -------------------------
No. 3 Commencement Date, Tenant's Proportionate Share shall be increased on account of the Additional Premises No. 3 by an amount equal to .28%.

          (d)  Additional Premises No. 4.  Effective on the Additional Premises
               -------------------------
No. 4 Commencement Date, Tenant's Proportionate Share shall be increased on account of the Additional Premises No. 4 by an amount equal to 1.07%.

     After the occurrence of all of the respective Commencement Dates, Tenant's Proportionate Share as defined in Section 4.01 (c) of the Original Lease shall mean an amount equal to 14.57%. Until such time, Tenant's Proportionate Share shall increase as set forth above as the respective Commencement Dates occur.

     8.  Broker.  Landlord and Tenant each represents and warrants to the other
         ------
that it has not dealt with any broker in connection with this Agreement other than LCOR Asset Management L.P. (the "Broker"). The execution and delivery of
                                      ------
this Agreement by each party shall be conclusive evidence that such party acknowledges that the other party has relied upon the foregoing representation and warranty. Landlord and Tenant shall indemnify and hold harmless the other from and against any and all claims for commission, fee or other compensation by any person (other than the Broker with respect to Tenant's indemnity to Landlord), who claims to have dealt with such party in connection with this Agreement and the leasing of the Additional Premises and for any and all costs incurred by the indemnified party in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. This provision shall survive the expiration or earlier termination of the Lease or this Agreement.

     9.  Parking.
         -------

          (a)  Additional Premises No. 1.  Effective on the Additional Premises
               -------------------------
No. 1 Commencement Date, the number of parking spaces Tenant may use on a non-exclusive basis as set forth in Section 35.01 and Exhibit D of the Original Lease shall be increased by 40.

          (b)  Additional Premises No. 2.  Effective on the Additional Premises
               -------------------------
No. 2 Commencement Date, the number of parking spaces Tenant may use on a non-exclusive basis as set forth in Section 35.01 and Exhibit D of the Original Lease shall be increased by 60.

          (c)  Additional Premises No. 3.  Effective on the Additional Premises
               -------------------------
No. 3 Commencement Date, the number of parking spaces Tenant may use on a non-exclusive basis as set forth in Section 35.01 and Exhibit D of the Original Lease shall be increased by 4.

          (d)  Additional Premises No. 4.  Effective on the Additional Premises
               -------------------------
No. 4 Commencement Date, the number of parking spaces Tenant may use on a non-exclusive basis as set forth in Section 35.01 and Exhibit D of the Original Lease shall be increased by 16.

     After the occurrence of all of the respective Commencement Dates, the total number of parking space Tenant may use on a non-exclusive basis as set forth in
Section 35.01 and    Exhibit D of the Original Lease shall be 320.  Until such
time, the total number of parking spaces Tenant may use shall increase as set forth above as the respective Commencement Dates occur.

     10.  Inapplicable Provisions.  The following provisions in the Original
          -----------------------
Lease shall be inapplicable to the Additional Premise:
     - 1.04(b) (Fixed Rent Abatement);
     - 1.10(k) (Rent Commencement Date);
     - 4.01(c) (only references to "Applicable Abatement Factor");
     - 4.01(d) and (e) (Abatement);
     - Article 30 (Broker);
     - Article 38 (prior mortgagee approval); and
     - Exhibit K (equipment to be supplied by Landlord).

     11.  Modification of HVAC Electric. Notwithstanding anything to the
          -----------------------------
contrary in Section

16.01 and Exhibit E of the Original Lease, the amount of the Additional Charges for HVAC Electric supplied to the Premises (including the Additional Premises) shall be determined based upon Landlord's established mathematical model as described in Schedule B annexed to this Agreement.
             ----------

     12. In accordance with Article 31 of the Original Lease, Landlord and Tenant hereby designate the follow addresses for all notice, consent, approval or other communication required or permitted under the lease:

          if to Tenant at Tenant's address set forth on the first page of this Agreement or at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, or if to Landlord, at Landlord's address set forth on the first page of this Agreement, Attn: Director of Property Management, and with a copy to
     (i) LCOR Asset Management L.P., 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Management Office and (ii) any mortgagee or superior lessor who may have requested the same, by notice given in accordance with
     Article 31 of the Original Lease (as amended by this Paragraph 12) at the
                                                          ------------
     address designated by such mortgagee or superior lessor.

     13.  Rent Cap for First Extension Term.  Section 42.01 of the Lease is
          ---------------------------------
hereby amended as follows: in the event Tenant exercises the First Extension Option, the Fixed Rent payable by Tenant to Landlord during the First Extension Term shall be at an annual rate equal to the lesser of (a) 95% of the Fair Market Rental for the Premises, determined in accordance with Section 42.04 and
(b) $32 multiplied by the number of rentable square feet in the Premises.

     14.  No Oral Modification.  This Agreement may not be changed or terminated
          --------------------
orally, but only by an agreement in writing signed by Landlord and Tenant.

     15.  No Offer.  This Agreement is offered for signature by Tenant and it is
          --------
understood that this Agreement shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Agreement to Tenant.

     16.   Ratification.  Except as modified by this Agreement, the provisions
           ------------
of the Lease are confirmed and approved and shall continue in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.


                         EASTVIEW HOLDINGS LLC, Landlord

                         By:  EASTVIEW SPE INC., its Managing Member


                         By:________________________________________
                            Name:
                            Title:


                         EMISPHERE TECHNOLOGIES, INC., Tenant


                         By:________________________________________
                            Name:
                            Title:

                                  SCHEDULE A-1

                            ADDITIONAL PREMISES NO. 1
                            -------------------------

                                  SCHEDULE A-2

                            ADDITIONAL PREMISES NO. 2
                            -------------------------

                                 SCHEDULE A-3

                            ADDITIONAL PREMISES NO. 3
                            -------------------------

                                  SCHEDULE A-4

                            ADDITIONAL PREMISES NO. 4
                            -------------------------

                                   SCHEDULE B

                                   HVAC MODEL
                                   ----------

Monthly HVAC (Heating, Ventilation and Air Conditioning) billings for each tenant are calculated by multiplying the monthly airflow in million cubic feet
(MCF) for each tenant by the cost per MCF, also calculated monthly.

The monthly air flow for each tenant is determined by multiplying the full-load airflow rating of each fan feeding the tenant space in cubic feet per minute
(CFM) by the runtime factor provided on the fan schedule and by 60 to provide an hourly usage in cubic feet. This is done each hour, and summed for the month to provide a total airflow for the month, expressed in MCF.

The runtime factor for each fan is provided on a fan schedule, and accounts for both partial runtime during an hour, and reduced flow on setback. Any changes to the fan schedule for billing purposes must be requested by the tenant in writing at least five (5) working days before the change is to take place.

Airflow from a fan providing air to more than one tenant will be allocated based on the percentage of MCF delivered.

The cost per MCF is determined by taking the appropriate costs associated with supplying and delivering conditioned air to tenant space and dividing it by the total airflow provided to the site, calculated as above and summing across all fans. This cost is calculated monthly.

                                      B-0